Exhibit 10.11

ACKNOWLEDGEMENT AGREEMENT

This ACKNOWLEDGEMENT AGREEMENT (herein called the “Agreement”) is entered into as of January 31, 2008, by and between CANAL MEZZANINE PARTNERS, L.P., 1737 Georgetown Road, Suite A, Hudson, Ohio 44236 (herein called the “Purchaser”) and DEVELOPMENT CAPITAL VENTURE, L.P., Virginia Gateway Professional Building, 7500 Iron Bar Lane, Suite 209, Gainesville, VA with mailing address of P.O. Box 399, Catharpin, VA 20143-0399 (herein called “DCV”).

W I T N E S S E T H

WHEREAS, DCV has or will shortly enter into an agreement whereby it will acquire $2,000,000.00 in preferred stock (herein called the “Preferred Stock”) of DPAC TECHNOLOGIES Corp. (herein called the “Company”) (such agreement, the Preferred Stock, and all documents related thereto herein called the “Stock Agreements”, copies of which are attached hereto and made a part hereof), and

WHEREAS, the Purchaser has requested that DCV agree to certain restrictions on its redemption rights under the Stock Agreements as a condition of the Company to issue and sell to the Purchaser the Senior Subordinated Note in the aggregate principal amount of $1,200,000 due February 31, 2013 and a warrant to purchase the common stock of the Company representing 3% of the fully diluted common stock of Company, and

WHEREAS, DCV has agreed to restrict such rights.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the Purchaser and DCV do hereby agree as follows:

1. DCV hereby agrees and consents that to the extent that DCV has the right to redeem or be subject to redemption of the Preferred Stock under the Stock Agreements, or otherwise, it will neither exercise such rights nor accept such redemption without the prior written consent of the Purchaser.

2. Except as specifically provided for herein, DVC’s rights under the Preferred Stock shall be in accordance with the Stock Agreements, as they may be amended from time to time.

3. In the event the DCV exercises its rights to and/or obtains payment from the Company relating to the redemption of the Preferred Stock, prior to the repayment in full of the Senior Indebtedness, Fifth Third Bank (the “Senior Lender”) shall be entitled to, and DCV shall immediately pay over to the Senior Lender, the proceeds of the redemption for application upon the obligations of the Company to the Senior Lender and upon and after the repayment in full of the Senior Indebtedness, Purchaser shall be entitled to, and DCV shall immediately pay over to the Purchaser, the proceeds of the redemption for application upon the obligations of the Company to the Purchaser. To the extent that such proceeds exceed such obligations, the Purchaser will promptly return such proceeds to DCV or as otherwise directed by law or court order.

4. This Agreement is not an executory contract and is created strictly for the benefit of the signatories hereto and to any of the Purchaser’s successors or permitted assigns and DCV’s successors and permitted assigns, but in any event it shall not be used by any Trustee in Bankruptcy or a Bankruptcy Court or any other court, agency, or panel charged with the responsibility of establishing the priorities of the creditors and shareholders of the Company for the purpose of expanding upon or diminishing the rights of the parties hereto.

5. This Agreement may not be assigned by either party without the express, written, prior consent of the other party; provided, however, that notwithstanding the above, the Purchaser may assign this Agreement and/or the related credit to any of its affiliates. No waiver of any provision of this Agreement or of any rights hereunder shall be deemed to be made by the Purchaser unless such waiver is in writing signed on behalf of the Purchaser, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Purchaser or the obligations of the undersigned to the Purchaser in any other respect at any other time. Notice of acceptance of this subordination is hereby waived, and this agreement shall be immediately binding upon DCV, and the successor, and permitted assigns of DCV. This agreement shall be governed by and construed in accordance with the law of the State of Ohio.

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Executed on the date set forth above.

DEVELOPMENT CAPITAL VENTURE, L.P.

By:	DCC Operating, Inc., General Partner
Name:	Donald L. Murfin
Title:	Executive Vice President

Intending to be legally bound, each Company consents and agrees to the terms of the above Agreement as of the date first above written:

DPAC TECHNOLOGIES CORP.

By:	/s/ Steven D. Runkel
Steve Runkel, Chief Executive Officer

QUATECH, INC.

By:	/s/ Steven D. Runkel
Steve Runkel, Chief Executive Officer

Agreed to and Acknowledged by:

CANAL MEZZANINE PARTNERS, L.P., a Delaware limited partnership

By:	Canal Mezzanine Management, LLC,
an Ohio limited liability company
Title:	General Partner

	By:	Canal Holdings, LLC,
an Ohio limited liability company
	Title:	Managing Member

		By:	/s/ Shawn M. Wynne
		Name:	Shawn M. Wynne
		Title:	Authorized Signer

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